Exhibit 10.10

RESTRICTED STOCK AWARD AGREEMENT

TIME-VESTING RESTRICTED STOCK

This Restricted Stock Award Agreement (the “Restricted Stock Agreement”), is entered into as of <<Date>> (the “Grant Date”), by and between AnnTaylor Stores Corporation, a Delaware corporation (the “Company”), and <<Name>>, an employee of the Company or a Subsidiary Corporation (the “Grantee”).

The Compensation Committee of the Board of Directors of the Company (the “Committee”) or its designee has determined that the Grantee be granted Restricted Shares subject to the terms and conditions hereof, including the Standard Terms and Conditions set forth in Attachment A. Capitalized terms used but not defined herein shall have the meanings assigned to them in the Standard Terms and Conditions.

1. Number of Shares. The Grantee is hereby granted <<Shares>> Restricted Shares, subject to the restrictions set forth herein.

2. Terms of Restricted Shares. The grant of Restricted Shares provided in Section 1 hereof shall be subject to the following terms, conditions and restrictions:

(a) Subject to the restrictions set forth in the Standard Terms and Conditions and this Restricted Stock Agreement, the Grantee shall possess all incidents of ownership of the Restricted Shares granted hereunder, including the right to receive or reinvest dividends with respect to such shares (to the extent declared by the Company) and the right to vote such shares.

(b) Restricted Shares, and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in the Standard Terms and Conditions and this Restricted Stock Agreement applicable thereto.

(c) Notwithstanding any other provision of this Restricted Stock Agreement, in no event shall any outstanding restrictions lapse prior to the satisfaction by the Grantee of the liabilities described in Section 7 hereof.

(d) The Committee may, in its discretion, cancel all or any part of any outstanding restrictions prior to the expiration of the periods provided in Section 4 hereof.

3. Certificate: Restrictive Legend. The Grantee agrees that any certificate issued for Restricted Shares prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

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This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in an agreement entered into between the registered owner and the Company. Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

4. Lapse of Restrictions. Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(b) shall lapse:

(a)	with respect to percent ( %) of the Restricted Shares, on ;

(b)	[insert specifications regarding schedule for lapse of restrictions].

Upon each lapse of restrictions relating to Restricted Shares, and provided that the Grantee shall have complied with the Grantee’s obligations under Section 7 hereof, the Company shall issue to the Grantee or the Grantee’s personal representative a stock certificate representing one share of Common Stock, free of the restrictive legend described in Section 3 hereof, in exchange for each whole Restricted Share with respect to which such restrictions have lapsed. If certificates representing such Restricted Shares shall have theretofore been delivered to the Grantee, the Grantee shall return such certificates to the Company, complete with any necessary signatures or instruments of transfer, prior to the issuance by the Company of such unlegended shares of Common Stock.

5. Effect of Certain Changes. Upon the occurrence of an Acceleration Event, all restrictions then outstanding with respect to the Restricted Shares shall automatically lapse and be of no further force and effect.

6. Termination of Employment.

(a) Except as otherwise provided in paragraph (b) of this Section 6, in the event that the Grantee ceases to be employed by the Company or any of its divisions or Subsidiary Corporations, for any reason, prior to the end of the Restricted Period, all Restricted Shares with respect to which the restrictions set forth in Section 4 hereof shall not yet have lapsed (taking into account Sections 2 and 5) shall thereupon be automatically forfeited by the Grantee. Restricted Shares forfeited pursuant to the preceding sentence shall be transferred to, and reacquired by, the Company or its Subsidiary Corporation without payment of any consideration by the Company or the Subsidiary Corporation, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any further rights or interests in such shares or certificates. If certificates containing restrictive legends shall have theretofore been delivered to the Grantee or the Grantee’s personal representative, the Grantee or Grantee’s personal representative shall return such certificates to the Company, complete with any necessary signatures or instruments of transfer.

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(b) Notwithstanding paragraph (a) of this Section 6, in the event that the Company terminates the Grantee’s employment with the Company without “Cause” or the Grantee terminates his or her employment with the Company for “Good Reason” as such terms are defined in the agreement entered into by the Grantee and the Company on [            ], the grant of Restricted Shares will continue to vest in accordance with the schedule set forth in Section 4 hereof.

7. Taxes. The Grantee shall pay to the Company promptly upon request, and in any event at the time the Grantee recognizes taxable income in respect of the Restricted Shares (or the Grantee makes an election under Section 83(b) of the Internal Revenue Code of 1986, as amended (the “Code”), in connection with such grant), an amount equal to the taxes the Company determines it is required to withhold under applicable tax laws with respect to the Restricted Shares. Such payment shall be made in the form of cash, shares of Common Stock already owned (provided that such shares have been held for at least one year) or otherwise issuable upon the lapse of restrictions, or in a combination of such methods, subject to the terms of the Standard Terms and Conditions. The Grantee shall promptly notify the Company of any election made pursuant to Section 83(b) of the Code.

8. No Guarantee of Employment. Nothing set forth herein or in the Standard Terms and Conditions shall (i) confer upon the Grantee any right of continued employment for any period by the Company or any of its divisions or Subsidiary Corporations, (ii) entitle the Grantee to remuneration or benefits not set forth in the Standard Terms and Conditions, or (iii) interfere with or limit in any way the right of the Company or any such division or Subsidiary Corporation to terminate such Grantee’s employment.

9. Notices. Any notice required or permitted under this Restricted Stock Agreement shall be in writing and deemed given when (i) delivered personally, (ii) mailed by United States certified or registered mail, return receipt requested, postage prepaid, or (iii) delivered by overnight courier service. Such notices shall be sent to the Grantee at the last address specified in the Company’s records (or such other address as the Grantee may designate in writing to the Company), or to the Company at the following address (or such other address as the Company may designate in writing to the Grantee):

AnnTaylor Stores Corporation
7 Times Square, 15th Floor
New York, NY 10036
Attn: Corporate Secretary

10. Failure To Enforce Not a Waiver. The failure of the Company to enforce at any time any provision of this Restricted Stock Agreement shall in no way be construed to be a waiver of such provision or of any other provision hereof.

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11. Governing Law. This Restricted Stock Agreement shall be governed by and construed according to the laws of the State of Delaware, without regard to the conflicts of laws provisions thereof.

12. Counterparts. This Restricted Stock Agreement may be executed in two or more counterparts, each of which shall be an original but all of which together shall represent one and the same agreement.

ANNTAYLOR STORES CORPORATION	GRANTEE:

By:
Name:	<<Name>>
Title:

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Attachment A

STANDARD TERMS AND CONDITIONS TO RESTRICTED

STOCK AWARD AGREEMENT

1.	Definitions.

Capitalized terms not otherwise defined herein shall have the meaning assigned to them in the Restricted Stock Award Agreement (the “Restricted Stock Agreement”) to which these Standard Terms and Conditions are attached. As used herein, the following words and phrases shall have the meanings indicated:

(a)	“CODE” shall mean the Internal Revenue Code of 1986, as amended.

(b)	“COMMON STOCK” shall mean shares of the Corporation’s Common Stock, par value $.0068 per share.

(c)	“CORPORATION” shall mean Ann Taylor Stores Corporation.

(d)	“EXCHANGE ACT” shall mean the Securities Exchange Act of 1934, as amended.

(e)	“EXECUTIVE OFFICER” shall mean an officer of the Corporation who is an “executive officer” within the meaning of Rule 3b-7 under the Exchange Act.

(f)	“FAIR MARKET VALUE” per share as of a particular date shall mean (i) the closing sales price per share of Common Stock as reported on the New York Stock Exchange (or if the shares of Common Stock are not then traded on such exchange, on the principal national securities exchange on which they are then traded) for the last preceding date on which there was a sale of such Common Stock on such exchange, or (ii) if the shares of Common Stock are not then traded on a national securities exchange but are traded on an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock in such over-the-counter market for the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee (as defined in Section 2 hereof) in its discretion may determine.

(g)	“GRANT” shall mean the award of the Restricted Shares pursuant to the Restricted Stock Agreement.

(h)	“GRANTEE” shall mean the person to whom a Restricted Stock Award has been granted.

(i)	“RESTRICTED SHARE” shall mean a share of Common Stock, awarded to a Grantee pursuant to the Restricted Stock Agreement, that is subject to the terms and restrictions set forth in these Standard Terms and Conditions and by the Committee upon the award of the Restricted Share to the Grantee.

(j)	“RESTRICTED STOCK AWARD” shall mean the award of the Restricted Shares.

(k)	“SUBSIDIARY CORPORATION” shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the employer corporation if, at the time of granting the Restricted Stock Award, each of the corporations other than the last corporation in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.	Administration.

These Standard Terms and Conditions shall be administered by the Compensation Committee (the “Committee”) of the Board of Directors of the Corporation (the “Board”). The Committee shall consist solely of two or more members of the Board, each of whom shall be an “outside director” within the meaning of Section 162(m) of the Code, a “nonemployee director” within the meaning of Rule 16b-3, as from time to time amended, promulgated under Section 16 of the Exchange Act, and an “independent director” within the meaning of the New York Stock Exchange Listed Company Manual.

The Committee shall have the authority in its discretion, subject to and not inconsistent with the express provisions of these Standard Terms and Conditions, to administer these Standard Terms and Conditions and to exercise all the powers and authorities either specifically granted to it under these Standard Terms and Conditions or necessary or advisable in the administration of these Standard Terms and Conditions.

The determinations of the Committee shall be binding and conclusive on the parties. The Committee may delegate to one or more of its members or to one or more agents such administrative duties as it may deem advisable, and the Committee or any person to whom it has delegated duties as aforesaid may employ one or more persons to render advice with respect to any responsibility the Committee or such person may have under these Standard Terms and Conditions.

No member of the Board or Committee shall be liable for any action taken or determination made in good faith with respect to these Standard Terms and Conditions or the Grant made hereunder.

3.	Stock.

The shares of Common Stock subject to the Restricted Stock Award hereunder may, in whole or in part, be authorized but unissued shares or shares that shall have been or may be reacquired by the Corporation.

4.	Terms and Conditions of Restricted Stock Award.

The Restricted Stock Agreement, pursuant to which the Restricted Stock Award is granted, shall comply with, and be subject to, the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of these Standard Terms and Conditions as the Committee, in its discretion, shall establish):

(a)	NUMBER OF SHARES AND UNITS. The Committee shall determine the number of Restricted Shares to be awarded to the Grantee pursuant to the Restricted Stock Award.

(b)	CERTIFICATES REPRESENTING RESTRICTED SHARES. The Corporation shall not be required to issue stock certificates representing Restricted Shares awarded to the Grantee until the Restricted Period related to such shares has lapsed. If any stock certificates representing Restricted Shares awarded pursuant to the Restricted Stock Award are issued prior to the lapse of the Restricted Period, such stock certificate shall bear an appropriate legend referring to such restrictions. Such certificates may be retained by the Corporation during the Restricted Period.

(c)	RIGHTS AS A STOCKHOLDER. Upon receipt by the Grantee of a Restricted Stock Award, the Grantee shall possess all incidents of ownership of the Restricted Shares (subject to subsection (b) of this Section 4), including, without limitation, the right to receive or reinvest dividends (to the extent declared by the Corporation) with respect to such shares and to vote such shares.

(d)	EFFECT OF CERTAIN CHANGES. The number of Restricted Shares subject to the Grant shall be appropriately adjusted by the Committee in the event of any changes in the shares of Common Stock set forth in this Section 4(d)(1).

(1)	In the event that any dividend or other distribution is declared (whether in the form of cash, Common Stock, or other property), or there occurs any recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, share exchange or other similar corporate transaction or event, the Committee shall appropriately adjust the number of Restricted Shares subject to the Grant.

(2)	Upon occurrence of an Acceleration Event (as defined below), all restrictions then outstanding with respect to the Restricted Stock Award shall automatically expire and be of no further force and effect. An “Acceleration Event” shall occur if:

(A)	any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than any person who on the date hereof is a director or officer of the Corporation, any trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, or any corporation owned, directly or indirectly, by the stockholders of the Corporation in substantially the same proportions as their ownership of stock of the Corporation, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation’s then outstanding securities;

(B)	during any period of two consecutive years, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Corporation to effect a transaction described in clause (A) or (C) of this Section 4(d)(2) whose election by the Board or nomination for election by the Corporation’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

(C)	there is consummated a merger or consolidation of the Corporation with any other entity other than a merger or consolidation which would result in the voting securities of the Corporation outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 80% of the combined voting power of the voting securities of the Corporation or such surviving entity outstanding immediately after such merger or consolidation; or

(D)	the stockholders of the Corporation approve a plan of complete liquidation of the Corporation or an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

(3)	In the event of a change in the Common Stock of the Corporation as presently constituted which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of these Standard Terms and Conditions.

(4)	The foregoing adjustments shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

(5)	Except as hereinbefore expressly provided in this Section 4(d), the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Corporation of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to the Restricted Stock Award. The grant of the Restricted Stock Award pursuant to the Restricted Stock Agreement and these Standard Terms and Conditions shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

(e)	OTHER PROVISIONS. The Committee shall have the authority (and the Restricted Stock Agreement may so provide) to cancel all or any portion of any outstanding restrictions and conditions prior to the expiration of the Restricted Period with respect to all or part of a Restricted Stock Award on such terms and conditions as the Committee may deem appropriate. The Restricted Stock Agreement shall contain such other provisions not inconsistent with the terms hereof as the Committee shall deem advisable.

5.	Withholding Taxes.

When the Grantee or other person becomes entitled to receive shares of Common Stock upon the lapse of restrictions relating to a Restricted Stock Award, the Corporation shall have the right to require the Grantee or such other person to remit to the Corporation an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Unless otherwise prohibited by the Committee or by applicable law, satisfaction of the withholding tax obligation may be accomplished by any of the following methods or by a combination of such methods: (a) tendering a cash payment, (b) authorizing the Corporation to withhold from the shares of Common Stock or cash otherwise payable (1) one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the minimum withholding tax obligation or (2) cash in an amount less than or equal to the amount of the total withholding tax obligation and (c) delivering to the Corporation shares of Common Stock (provided that such shares shall have been held for at least one year) having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

6.	Amendment and Termination of these Standard Terms and Conditions.

The Board may, at any time and from time to time, suspend, terminate, modify or amend these Standard Terms and Conditions. Except as provided in Section 4 hereof, no suspension, termination, modification or amendment of these Standard Terms and Conditions may adversely affect any Grant previously made, unless the written consent of the Grantee is obtained.

7.	Miscellaneous.

(a)	EFFECT OF HEADINGS. The section and subsection headings contained herein are for convenience only and shall not affect the construction hereof.

(b)	COMPLIANCE WITH LEGAL REQUIREMENTS. These Standard Terms and Conditions and the other obligations of the Corporation under these Standard Terms and Conditions and any agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Corporation, in its discretion, may postpone the issuance or delivery of Common Stock under the Grant as the Corporation may consider appropriate, and may require the Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Common Stock in compliance with applicable laws, rules and regulations.

(c)	NO RIGHT TO CONTINUED EMPLOYMENT. Nothing in these Standard Terms and Conditions or in any agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ or service of the Corporation or any of its divisions or Subsidiary Corporations, to be entitled to any remuneration or benefits not set forth in these Standard Terms and Conditions or such agreement or to interfere with or limit in any way the right of the Corporation or such division or Subsidiary Corporation to terminate such Grantee’s employment.

(d)	GRANTEE RIGHTS. Except as provided specifically herein, the Grantee or a transferee of the Grant shall have no rights as a stockholder with respect to any shares covered by the Grant until the date of the issuance of a stock certificate for such shares.

(e)	BENEFICIARY. The Grantee may file with the Committee a written designation of a beneficiary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary.

8.	Governing Law.

These Standard Terms and Conditions shall be construed and administered in accordance with the laws of the State of Delaware without regard to its principles of conflicts of law.